Exhibit 99.2

ALTRIA GROUP, INC.

LOUIS C. CAMILLERI	120 PARK AVENUE
CHAIRMAN OF THE BOARD	NEW YORK, NEW YORK 10017

March 20, 2007

Dear Altria Shareholder:

As you know, on January 31, 2007, the Board of Directors of Altria Group, Inc. (“Altria”) approved the spin-off of Altria’s ownership interest in Kraft Foods Inc. (“Kraft”). We believe that the spin-off will enhance Kraft’s ability to compete more effectively in the food industry and provide it with an additional acquisition currency. It will also permit Altria and Kraft to target their respective shareholder bases more effectively and improve capital allocation within each company, and it will allow both Altria and Kraft to focus more effectively on their respective businesses and strategic plans. As a result, we believe the spin-off will build long-term shareholder value.

As a result of the spin-off, each Altria shareholder will receive 0.692024 of a share of Kraft Class A common stock for each share of Altria common stock held as of 5:00 p.m. Eastern Time on March 16, 2007, the record date, subject to adjustment to reflect settlement of any outstanding option exercises as of such date. The distribution of Kraft shares will take place on March 30, 2007. Fractional shares of Kraft Class A common stock will not be issued. Shareholders will receive a cash payment in lieu of any fractional shares.

If you sell your shares of Altria common stock prior to or on the distribution date, you may also be selling your right to receive shares of Kraft Class A common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your Altria common stock prior to or on the distribution date.

Following the spin-off, Altria common stock will continue to trade on the New York Stock Exchange under the symbol “MO” and Kraft Class A common stock will continue to trade on the New York Stock Exchange under the symbol “KFT.” You need not take any action to receive your shares of Kraft Class A common stock. You do not need to pay any consideration for or surrender or exchange your shares of Altria common stock.

The attached Information Statement provides you with important information concerning the distribution of these shares, including (i) the U.S. federal income tax treatment of Kraft shares you will receive, (ii) how we determined the number of shares you will receive, (iii) how fractional shares will be treated, (iv) a brief description of the background and business of Kraft, and (v) how you can obtain additional information about these matters.

We appreciate your continued interest and support.

Sincerely,

Exhibit 99.2

INFORMATION STATEMENT

Spin-off of Kraft Foods Inc. by Altria Group, Inc.

Through the Distribution of

Kraft Foods Inc. Class A Common Stock

We are sending you this Information Statement because we are spinning off our interest in Kraft Foods Inc. (“Kraft”). In this distribution (“Distribution”), holders of Altria Group, Inc. (“Altria”) common stock will receive 0.692024 of a share of Kraft Class A common stock for each outstanding share of Altria common stock they own as of 5:00 p.m. Eastern Time on March 16, 2007, the record date (the “Record Date”), subject to adjustment to reflect settlement of any outstanding option exercises as of the Record Date. The Distribution will be payable on March 30, 2007 (the “Distribution Date”), subject to satisfaction or waiver of the conditions described below.

If you sell your shares of Altria common stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Kraft Class A common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your Altria common stock prior to or on the Distribution Date.

We believe that the Distribution generally will be tax free to our shareholders for U.S. federal income tax purposes. See “U.S. Federal Income Tax Consequences” beginning on page 6. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you, including the applicability and effect of any U.S. federal, state and local and foreign tax laws.

No vote of Altria shareholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this Information Statement, which contains information about the terms of the Distribution and Kraft, for your information only. Registered shareholders in the U.S. and Canada who would like more information should call our transfer agent, Computershare Trust Company, toll-free at 1-866-538-5172. Registered shareholders outside the U.S. and Canada should call 1-781-575-3572. If your shares are held by a broker, bank or other nominee, you may call our information agent, D.F. King & Co., Inc., toll-free at 1-800-290-6431.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Kraft Class A common stock to be issued to you pursuant to this Distribution or determined if this Information Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this Information Statement is March 20, 2007.

Exhibit 99.2

QUESTIONS AND ANSWERS REGARDING THE SPIN-OFF OF KRAFT FOODS INC.

1.    I own Altria shares.  What will I receive as a result of the spin-off? Altria will distribute 0.692024 of a share of Kraft Class A common stock for each share of Altria common stock outstanding as of the Record Date for the Distribution, subject to adjustment as provided herein. The distribution ratio is based on the number of Kraft shares owned by Altria divided by the Altria shares outstanding on that date.

2.    What do I need to do to receive my Kraft shares? No action is required by Altria’s shareholders to receive their Kraft Class A common stock. The Distribution of Kraft’s outstanding shares owned by Altria will be made on the Distribution Date.

3.    What is the Record Date for the Distribution, and when will the Distribution occur? The Record Date is March 16, 2007, and ownership is determined as of 5:00 p.m. Eastern Time on that date. Shares of Kraft Class A common stock will be distributed on March 30, 2007. We refer to this date as the Distribution Date.

4.    What do I have to do to participate in the Distribution? You will receive 0.692024 of a share of Kraft Class A common stock for each share of Altria common stock held as of the Record Date, subject to adjustment as provided herein. You may also participate in the Distribution if you purchase Altria common stock in the “regular way” market and retain your Altria shares through the Distribution Date.

5.    If I sell my shares of Altria common stock before the Distribution Date, will I still be entitled to receive Kraft shares in the Distribution? If you sell your shares of Altria common stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Kraft Class A common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your Altria common stock prior to or on the Distribution Date.

6.    How will the spin-off affect the number of shares of Altria I currently hold? The number of shares of Altria held by a shareholder will be unchanged. On the Distribution Date, Altria’s shareholders will receive 0.692024 of a share of Kraft Class A common stock for each share of Altria common stock that they own, subject to adjustment as provided herein. The market value of each Altria share, however, will adjust to reflect the spin-off and, hence, the loss of the value of the Kraft stock.

7.    What are the tax consequences of the Distribution to Altria shareholders? Altria has received an opinion from outside legal counsel to the effect that the Distribution will be tax free to its shareholders for U.S. federal income tax purposes, except for any cash received in lieu of a fractional share of Kraft Class A common stock. You should consult your own tax advisor regarding the particular consequences of the Distribution to you, including the applicability and effect of any U.S. federal, state and local and foreign tax laws. Altria will provide its U.S. shareholders with information to enable them to compute their tax basis in both Altria and Kraft shares. This information will be posted on Altria’s website, www.altria.com/Kraftspinoff, on or around March 30, 2007.

8.    When will I receive my Kraft shares? Will I receive a stock certificate for Kraft shares distributed as a result of the spin-off? Registered holders of Altria common stock who are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of Kraft Class A common stock. For additional information, registered shareholders in the U.S. and Canada should contact Altria’s transfer agent, Computershare Trust Company, at 1-866-538-5172 or by e-mail at altria@computershare.com. Shareholders from outside the U.S. and Canada may call 1-781-575-3572. If you would like to receive physical certificates evidencing your Kraft shares, please contact Kraft’s transfer agent. See “Kraft Transfer Agent and Registrar,” on page 8.

9.    What if I hold my shares through a broker, bank or other nominee? Altria shareholders who hold their shares through a broker, bank or other nominee will have their brokerage account credited with Kraft Class A common stock. For additional information, those shareholders should contact their broker or bank directly. Questions regarding the Distribution can also be directed to our information agent, D.F. King & Co., Inc., at 1-800-290-6431.

10.    What if I have stock certificates reflecting my shares of Altria common stock? Should I send them to the transfer agent or to Altria? No, you should not send your stock certificates to the transfer agent or to Altria. You should retain your Altria stock certificates. No certificates representing your shares of Kraft Class A common stock will be mailed to you. Kraft Class A common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

11.    If I was enrolled in an Altria dividend reinvestment plan, will I automatically be enrolled in the Kraft dividend reinvestment plan? Yes. If you elected to have your Altria cash dividends applied toward the purchase of additional Altria shares, the Kraft shares you receive in the Distribution will be automatically enrolled in the Kraft Direct Stock Purchase and Dividend Reinvestment Plan sponsored by Computershare Trust Company (Kraft’s transfer agent and registrar), unless you notify Computershare that you do not want to reinvest any Kraft cash dividends in additional Kraft shares. Contact information for the Kraft plan sponsor (Computershare) is provided on page 8 of this Information Statement.

Additional frequently asked questions and other information are available at www.altria.com/Kraftspinoff.

Exhibit 99.2

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On January 31, 2007, after consultation with financial and other advisors, our Board of Directors approved the Distribution of our interest in Kraft. To effect the Distribution, our Board of Directors declared a dividend on Altria common stock consisting of shares of Kraft common stock owned by us. Prior to the Distribution Date, we will convert all of our shares of Kraft Class B common stock, which carry ten votes per share, into shares of Kraft Class A common stock, which carry one vote per share. On the Distribution Date, we will distribute all of the shares of Kraft Class A common stock that we own to our shareholders as a dividend. These shares represent approximately 88.9% of Kraft’s outstanding capital stock as of the Record Date.

On the Distribution Date, holders of Altria common stock will be entitled to receive 0.692024 of a share of Kraft Class A common stock as a dividend on each outstanding share of Altria common stock they own as of 5:00 p.m. Eastern Time on the Record Date, subject to adjustment to reflect settlement of any outstanding option exercises as of the Record Date.

You will not be required to pay any cash or other consideration for the shares of Kraft Class A common stock that will be distributed to you or to surrender or exchange your shares of Altria common stock to receive the dividend of Kraft Class A common stock. The Distribution will not affect the number of shares of Altria common stock that you hold.

Conditions to the Distribution

We expect that the Distribution will be effective on March 30, 2007, provided that, among other things:

•

no order, injunction, decree or regulation issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution will be in effect and no other event outside our control will have occurred or failed to occur that prevents the consummation of the Distribution;

•	the Kraft Class A common stock to be distributed in the Distribution will continue to have been accepted for listing on the New York Stock Exchange, subject to official notice of issuance;

•	we have received confirmation from our tax advisor that its opinion regarding the tax-free status of the Distribution continues in effect as of the Distribution Date; and

•	all government approvals and material consents necessary to consummate the Distribution have been received and are in full force and effect.

In addition, in the event the Distribution Date is for any reason postponed more than 120 days after declaration of the dividend, our Board of Directors must redetermine that the Distribution satisfies the requirements of the Virginia Stock Corporation Act governing distributions. The consummation of the Distribution will be subject to the satisfaction, or waiver by us in our sole and absolute discretion, of the conditions set forth above. Our determination regarding the satisfaction or waiver of any of such conditions will be conclusive.

Purpose of the Distribution

After much consideration, we believe that the separation of Kraft and Altria will benefit each of their businesses. The Distribution will allow Altria and Kraft to achieve the following benefits:

•	enhance Kraft’s ability to make acquisitions, including by using Kraft stock as acquisition currency, to compete more effectively in the food industry;

•	allow management of Altria and Kraft to focus more effectively on their respective businesses and improve Kraft’s ability to recruit and retain management and independent directors;

•	provide greater aggregate debt capacity to both Altria and Kraft; and

•	permit Altria and Kraft to target their respective shareholder bases more effectively and improve capital allocation within each company.

The Number of Shares You Will Receive

For each share of Altria common stock for which you are the holder of record at 5:00 p.m. Eastern Time on March 16, 2007, the Record Date, you will receive that number of shares of Kraft Class A common stock equal to

Exhibit 99.2

the quotient obtained by dividing the total number of shares of Kraft Class A common stock to be distributed in the Distribution by the total number of shares of Altria common stock outstanding at 5:00 p.m. Eastern Time on the Record Date. Based on the number of Altria shares outstanding at such time, you will receive 0.692024 of a share of Kraft Class A common stock for each share of Altria common stock for which you were the holder of record at 5:00 p.m. Eastern Time on the Record Date, subject to adjustment to reflect settlement of any outstanding option exercises as of the Record Date. The distributed shares of Kraft Class A common stock will be fully paid and non-assessable and have no preemptive rights.

Trading Prior to or on the Distribution Date

If you sell your shares of Altria common stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Kraft Class A common stock that would have been distributed to you pursuant to the Distribution. You are encouraged to consult with your financial advisor regarding the specific implications of selling Altria common stock prior to or on the Distribution Date.

Transferability of Shares You Receive

The shares of Kraft Class A common stock distributed to Altria shareholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Kraft under the Securities Act of 1933, as amended (the “Securities Act”). Persons who may be deemed to be affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with Kraft, and include its directors, certain of its officers and significant shareholders. Kraft affiliates will be permitted to sell their shares of Kraft common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Dividend

We will pay the dividend on the Distribution Date by releasing our shares of Kraft Class A common stock for distribution by Computershare, our distribution agent. The distribution agent will cause the shares of Kraft Class A common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders.  If you are the registered holder of Altria common stock and hold your Altria common stock either in physical form or in book-entry form, the shares of Kraft Class A common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of Kraft Class A common stock.

“Street Name” Holders.  Many Altria shareholders have Altria common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm is the registered holder that holds the shares on your behalf. For shareholders who hold their Altria common stock in an account with a bank or brokerage firm, the Kraft Class A common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Kraft Class A common stock that you are entitled to receive in the Distribution. We anticipate that this will take three to eight business days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Kraft Class A common stock credited to your account.

Fractional Shares.  Altria will not distribute any fractional shares of Kraft Class A common stock to its shareholders. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices and distribute the aggregate cash proceeds of the sales pro rata (based on the fractional share such holder would otherwise be entitled to receive) to each holder who otherwise would have been entitled to receive a fractional share in the Distribution. Altria will pay all reasonable expenses incurred by the distribution agent in connection with such sale, including brokerage commissions. The distribution agent, in its sole discretion, without any influence by Kraft or us, will determine when, how, through which broker-dealer and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System.  Kraft Class A common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Kraft Class A common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of Kraft Class A common stock. If at any

Exhibit 99.2

time you want to receive a physical certificate evidencing your whole shares of Kraft Class A common stock, you may do so by contacting Kraft’s transfer agent and registrar. Contact information for Kraft’s transfer agent and registrar is provided on page 8 of this Information Statement. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the Distribution Date. You can obtain more information regarding the direct registration system by contacting Kraft’s transfer agent and registrar. If you are entitled to receive less than one share of Kraft Class A common stock in the Distribution, a check will be included with your account statement. We currently estimate that it will take two to three weeks from the Distribution Date for the distribution agent to complete these mailings.

Employee Stock-Based Plans

In connection with the Distribution, each option for Altria common stock granted under our existing option plans will be split into options to acquire Altria common stock and Kraft Class A common stock. Holders of Altria options will receive the following options, having an aggregate intrinsic value equal to the intrinsic value of the pre-split Altria options:

•

a new Kraft option (issued by Kraft) to acquire that number of shares of Kraft Class A common stock equal to the product of (a) the number of Altria options held by such person on the Distribution Date, times (b) the distribution ratio; and

•	an adjusted Altria option for the same number of shares of Altria common stock with a reduced exercise price.

Holders of Altria deferred stock awarded prior to January 31, 2007, and holders of Altria restricted stock also will receive deferred shares and restricted shares of Kraft Class A common stock. The amount of Kraft deferred stock or restricted stock awarded to such holders will be calculated using the same formula set forth above with respect to new Kraft options. Altria employees who are awarded Altria deferred stock on or after January 31, 2007, will receive an additional award of Altria (rather than Kraft) deferred stock to adjust for the Distribution, provided that the holder does not transfer employment to Kraft on or before the Distribution Date. Kraft employees who hold Altria deferred stock awarded on or after January 31, 2007, will receive deferred shares of Kraft stock in accordance with the formula set forth above with respect to new Kraft options.

U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to us, Kraft and U.S. Holders (as defined below) of Altria common stock as a result of the Distribution of the Kraft Class A common stock to holders of Altria common stock. This summary is not a complete description of those consequences and, in particular, may not address U.S. federal income tax considerations that affect the treatment of a shareholder who acquired Altria common stock as compensation or of a shareholder subject to special treatment under the Internal Revenue Code (for example, insurance companies, financial institutions, dealers in securities or tax-exempt organizations). Your individual circumstances may affect the tax consequences of the Distribution of the Kraft Class A common stock to you. In addition, no information is provided herein with respect to tax consequences under applicable foreign, state, local or other laws, other than U.S. federal income tax laws. Further, this summary is based upon provisions of the Internal Revenue Code, applicable Treasury regulations thereunder, Internal Revenue Service rulings and judicial decisions in effect as of the date of this Information Statement. Future legislative, administrative or judicial changes or interpretations could affect the accuracy of the statements set forth herein, and could apply retroactively.

You are advised to consult your own tax advisor as to the specific tax consequences of the Distribution of the Kraft Class A common stock to you.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of Altria common stock that is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States or any state thereof (including the District of Columbia); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (x) a court within the United States is able to exercise primary supervision over its administration and (y) one or more U.S. persons have the authority to control all of the substantial decisions of such trust. If a partnership holds Altria common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. A partner in a partnership holding Altria common stock should consult its tax advisor.

Exhibit 99.2

Tax-Free Status of the Distribution.  We have received an opinion from outside legal counsel to the effect that:

•

Except for any cash received in lieu of a fractional share of Kraft Class A common stock, a U.S. Holder will not recognize any income, gain or loss as a result of the receipt of Kraft Class A common stock in the Distribution.

•

A U.S. Holder’s holding period for the Kraft Class A common stock received in the Distribution will include the period for which that shareholder’s Altria common stock was held, assuming that the Altria common stock was a capital asset in the hands of the U.S. Holder on the Distribution Date.

•

A U.S. Holder’s tax basis for Kraft Class A common stock received in the Distribution will be determined by allocating to the Kraft Class A common stock, on the basis of the relative fair market values of Altria common stock and Kraft Class A common stock at the time of the Distribution, a portion of the shareholder’s basis in his or her Altria common stock. The U.S. Holder’s basis in his or her Altria common stock will be decreased by the portion allocated to the Kraft Class A common stock. Altria will provide its U.S. shareholders with information to enable them to compute their tax basis in both Altria and Kraft shares and other information they will need in order to report their receipt of Kraft Class A common stock on their 2007 U.S. federal income tax return as a tax-free distribution. This tax information will be posted on Altria’s website, www.altria.com/Kraftspinoff, on or around March 30, 2007.

•

The receipt of cash in lieu of a fractional share of Kraft Class A common stock will be treated as a sale of the fractional share of Kraft Class A common stock, and a U.S. Holder will recognize a gain or loss equal to the difference between the amount of cash received and the shareholder’s basis in the fractional share of Kraft Class A common stock, as determined above. The gain or loss will generally be a long-term capital gain or loss if the holding period for the fractional share of Kraft Class A common stock, as determined by reference to such shareholder’s holding period for its Altria common stock, as described above, is more than one year.

•	Neither we nor Kraft will recognize gain or loss on the Distribution of the Kraft Class A common stock to holders of Altria common stock.

Such opinion is not binding on the Internal Revenue Service. The opinion is subject to qualifications and assumptions and is based on certain representations made by us and Kraft. If any of the assumptions or representations is untrue for any reason, the conclusions in the opinion could be rendered inaccurate. We have not applied for a private letter ruling from the U.S. Internal Revenue Service, and there can be no assurances that the Internal Revenue Service will not assert that the Distribution is taxable.

If the Distribution were not to qualify as a tax-free distribution, then each shareholder of Altria receiving shares of Kraft Class A common stock in the Distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the Kraft Class A common stock received. In addition, Altria would recognize a taxable gain equal to the excess of the fair market value of the Kraft Class A common stock distributed over Altria’s adjusted tax basis in such stock.

Even if the Distribution otherwise qualifies as a tax-free distribution, it might be taxable to Altria under Section 355(e) of the Internal Revenue Code if 50% or more of either the total voting power or the total fair market value of the stock of Altria or Kraft is acquired as part of a plan or series of related transactions that include the Distribution. If Section 355(e) applies as a result of such an acquisition, Altria would recognize a taxable gain as described above, but the Distribution would generally be tax free to Altria shareholders.

Indemnification.  Under the tax sharing agreement between Altria and Kraft, Kraft has agreed to indemnify Altria and its affiliates if Kraft or any of its subsidiaries take, or fail to take, any action where such action, or failure to act, precludes the Distribution from qualifying as a tax-free transaction, including any such action, or failure to act, that results in an acquisition of 50% or more of Kraft Class A common stock as described in the preceding paragraph.

Information Reporting.  Current Treasury regulations require certain “significant” Altria shareholders (who immediately before the Distribution either own 5% or more of Altria stock or have an aggregate basis in their Altria stock of $1 million or more) who receive Kraft Class A common stock pursuant to the Distribution to attach to his or her U.S. federal income tax return for the year in which the Distribution occurs a detailed statement setting forth such data as may be appropriate in order to show the applicability to the Distribution of Section 355 of the Internal Revenue Code. We will provide appropriate information to each holder of record of Altria common stock as of the Record Date to allow this requirement to be met.

Exhibit 99.2

INFORMATION ABOUT KRAFT

Overview of Kraft

Kraft, through its subsidiaries, manufactures and markets packaged food and beverage products, consisting principally of beverages, cheese, snacks, convenient meals and various packaged grocery products. Kraft manages its operations and reports operating results through two units: Kraft North America Commercial and Kraft International Commercial. Kraft North America Commercial operates in the United States and Canada, and manages its operations principally by product category, while Kraft International Commercial manages its operations by geographic region. Kraft has operations in 71 countries and sells its products in more than 150 countries.

Background of the Separation of Kraft from Altria

Prior to June 13, 2001, Kraft was a wholly owned subsidiary of Altria Group, Inc. On June 13, 2001, Kraft completed an initial public offering of 280,000,000 shares of its Class A common stock at a price of $31.00 per share. As of the Record Date, Altria held approximately 88.9% of the outstanding shares of Kraft’s capital stock.

On January 31, 2007, after consultation with financial and other advisors, our Board of Directors approved the Distribution to our shareholders of all of our holdings of Kraft common stock. Prior to the Distribution Date, we will convert all of our shares of Kraft Class B common stock, which carry ten votes per share, into shares of Kraft Class A common stock, which carry one vote per share. On the Distribution Date, we will distribute all of the shares of Kraft Class A common stock that we own to our shareholders as a dividend. Following the Distribution, we will no longer own any shares of Kraft, and Kraft will be a fully independent company. Following the Distribution, only Class A common stock of Kraft will be outstanding.

Kraft Class A common stock is currently listed on the New York Stock Exchange and on the Luxembourg Stock Exchange under the symbol “KFT.” For a more complete description of Kraft common stock, you should review Kraft’s Articles of Incorporation, as amended, and Amended and Restated By-laws. See “Where You Can Find Additional Information,” below, for instructions on how to obtain these documents.

Kraft Transfer Agent and Registrar

Computershare Trust Company is the transfer agent and registrar for Kraft Class A common stock. If you have questions or would like information regarding Kraft stock, please contact Computershare toll-free in the U.S. and Canada at 1-866-655-7238 and outside the U.S. and Canada at 1-781-575-3500. Following the Distribution, all correspondence regarding Kraft stock should be sent to the following address:

Regular mail:	Computershare Trust Company, N.A.
P.O. Box 43069
Providence, RI 02940-3069

WHERE CAN YOU FIND ADDITIONAL INFORMATION

Kraft and Altria are each subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”), including financial statements. Kraft has been subject to the Securities Exchange Act reporting requirements for at least 90 days and is current in its reporting. If you would like more information about Kraft, we urge you to read Kraft’s reports filed with the SEC.

You may read and obtain copies (at prescribed rates) of Kraft’s and our reports at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these reports at the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Exhibit 99.2

Kraft and Altria maintain websites that offer additional information about each company.

•	Visit Kraft’s website at http://www.kraft.com

•	Visit our website at http://www.altria.com

Information contained on any website referenced in this Information Statement is not incorporated by reference into this Information Statement.